Exhibit 10.1

Arch Therapeutics, Inc. 235 Walnut Street, Suite 6 Framingham, MA 01702

May 3, 2021

Arch Therapeutics, Inc. (the “Company”) and Mr. Richard Davis agree to Amend the Transition and General Release Agreement executed as of December 31, 2020 between the parties, and Mr. Davis will serve as the Chief Financial Officer until May 10, 2021; the Transition End Date will occur on June 30, 2021; and as of July 1, 2021, the Post Executive Period will commence and continue through December 31, 2021.

/s/ Terrence W. Norchi	/s/ Richard E. Davis
Terrence W. Norchi, MD	Richard E. Davis
President and Chief Executive Officer	Chief Financial Officer